SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2002

MYERS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-8524	36-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street, Akron, Ohio	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 253-5592

Item 4. Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Myers Industries, Inc. (the “Company”) has determined to engage Ernst & Young LLP to serve as the Company’s independent accountants for 2002, terminating Arthur Andersen LLP (“Andersen”), effective June 13, 2002. The appointment of Ernst & Young LLP was made after consideration by the Audit Committee and management of the Company and concludes a thorough and deliberate evaluation.

Andersen’s reports on the Company’s consolidated financial statements for each of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits for the Company’s two most recent fiscal years and the interim period through the date the relationship ended, there have been no disagreements between the Company and Andersen on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years.

During the Company’s two most recent fiscal years and through June 13, 2002, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company. A copy of the letter, dated June 26, 2002, is filed as Exhibit 16.1 to this Amendment No. 1 to Current Report on Form 8-K.

During the Company’s two most recent fiscal years and through June 13, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits.

Exhibit
Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

99.1	Press Release dated June 13, 2002 (filed as Exhibit 99.1 to Form 8-K filed on June 13, 2002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2002	Myers Industries, Inc.

By: /s/ Gregory J. Stodnick
Vice President - Finance

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

99.1	Press Release dated June 13, 2002 (filed as Exhibit 99.1 to Form 8-K filed on June 13, 2002).